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                                                                    EXHIBIT 10.4

                        OPTIONS PRICE REPORTING AUTHORITY
                                VENDOR AGREEMENT
                      (LAST SALE AND QUOTATION INFORMATION)

                  THIS AGREEMENT is made this 12th day of AUGUST, 1997, between FIRST INTERNATIONAL FINANCIAL CORPORATION an ALBERTA corporation ("Vendor"), and the American Stock Exchange, Inc., Chicago Board Options Exchange, Incorporated, New York Stock Exchange, Inc., Pacific Stock Exchange Incorporated and Philadelphia Stock Exchange, Inc. (said exchanges are hereinafter sometimes collectively referred to as the Options Price Reporting Authority ("OPRA"), a registered securities information processor registered pursuant to Section 11A(b) of the Securities Exchange Act of 1934, as amended).

                                    RECITALS

                  A. The aforesaid exchanges have been authorized by the Securities and Exchange Commission pursuant to Section 11A(a)(3)(B) of the Securities Exchange Act of 1934, as amended, to act jointly as parties to the Plan for Reporting of Consolidated Options Last Sale Reports and Quotation Information (said plan as amended from time to time in accordance with the provisions thereof is hereinafter referred to as the "Plan"), and the Plan provides that any other national securities exchange or association approved by the Securities and Exchange Commission for the trading of options may become a party to the Plan (all such parties are hereinafter sometimes collectively referred to as the "Participants" and individually as a "Participant");

                  B. The Plan provides that the consolidated options information reporting system described therein is administered by the Participants through a committee designated as OPRA, and all references in this Agreement to OPRA shall mean the Participants acting pursuant to the Plan;

                  C. The Plan further provides that all options last sale reports, quotation information and related information collected by the Participants shall be furnished to a central processor selected by OPRA ("Processor") for consolidation and dissemination to vendors and other authorized persons;

                  D. Vendor is engaged in the business of publishing, disseminating or otherwise distributing securities market information, and is desirous of including in such information consolidated options last sale reports, quotation information and related information.

                               A G R E E M E N T S

1.       DEFINITIONS.

                  As used in this Agreement, the following terms shall have the meanings set forth after each:

                  (a) "Last Sale Reports" means any price, volume or related information reflecting completed transactions in Eligible Securities (as defined below).
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                  (b) "Quotation Information" means bids and offers or related information pertaining to quotations in Eligible Securities (as defined below).

                  (c) "Options Information" means Last Sale Reports and Quotation Information and any other information transmitted over the information reporting system administered by OPRA.

                  (d) "Current" means, in the case of Last Sale Reports, such information that has been transmitted by the Processor, by a Participant or by OPRA to Vendor within the immediately preceding 15 minutes, and in the case of Quotation Information, the bid or offer in respect of a given security that was most recently transmitted by the Processor, by a Participant or by OPRA to Vendor.

                  (e) "Eligible Securities" means each series of option contracts listed and traded on one or more of the Participant exchanges, and any other securities determined by OPRA to be eligible for inclusion in the information reporting system administered by OPRA.

                  (f) "Last Sale Subscriber" means a person that has executed a Nonprofessional Subscriber agreement or a Professional Subscriber agreement with OPRA setting forth the terms and conditions under which such person is permitted to receive Last Sale Reports for its own use and not for the purpose of retransmitting or redistributing Last Sale Reports to any other person, and that has been approved by OPRA for such purpose.

                  (g) "Quotation Subscriber" means a person that has executed a Nonprofessional Subscriber agreement or a Professional Subscriber agreement with OPRA setting forth the terms and conditions under which such person is permitted to receive Quotation Information for its own use and not for the purpose of retransmitting or redistributing Quotation Information to any other person, and that has been approved by OPRA for such purpose.

                  (h) "Nonprofessional Subscriber" means an individual natural person (not a firm, corporation, partnership, trust or association) who has completed a Nonprofessional Subscriber Application and Agreement in the form of Attachment C hereto, or as said Application and Agreement may be amended from time to time by OPRA, evidencing that such person intends to receive Options Information for his or her private use only in connection with personal investment activities and not in connection with any trade or business activities, and making the other representations and agreements required by said Application and Agreement.

                  (i) "Professional Subscriber" means a Last Sale Subscriber or a Quotation Subscriber who is not a Nonprofessional Subscriber.

                  (j) "Person" means a firm, corporation, or an association, as well as an individual.

                  (k) "Affiliate" means when used in reference to a Participant, each governor, director, officer, employee or subsidiary of such Participant and each director, officer or employee of each such subsidiary.


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                  (l) "Print News Publisher" means the publisher of a bona fide newspaper, newsmagazine or other news publication of general circulation published on a regular schedule solely in print form and not distributed electronically, by fax or by radio or television broadcast.

2.       FURNISHING OPTIONS INFORMATION TO VENDOR.

                  Options Information (in the format conforming to the specifications set forth in Attachment A hereto, as the same may be amended from time to time, subject to the provisions of Section 13 hereof) may be furnished to Vendor directly from the Processor or from another vendor for the purpose of enabling Vendor to distribute or publish Options Information in accordance with the terms hereof. If Vendor desires to access Options information directly from the Processor, Vendor must provide telecommunications facilities to the Processor. Vendor shall pay to OPRA, if applicable, any one or more of the following fees in accordance with the Fee Schedule set forth in Attachment B hereto: (i) the Redistribution Fee, (ii) the Direct Access Charge, (iii) the Nonprofessional Subscriber fee referred to in Section 6 hereof, and (iv) such other fees and charges as OPRA may from time to time impose, all as the same may be amended from time to time, subject in each case to not less than 30 days prior written notice to Vendor. Payment of the Redistribution Fee shall permit Vendor to redistribute Options Information in accordance with the terms of
Section 3, below. Payment of the Direct Access Charge shall entitle Vendor to two circuit connections at the premises of the Processor in New York City. Additional circuit connections will be made available upon payment of a nominal fee, as reflected in the Fee Schedule, which will approximate OPRA's cost in respect of such additional connections. The Direct Access Charge established by OPRA for direct access to Options Information is a uniform charge levied against each person who receives Options Information directly from the Processor. The revenues derived from the Direct Access charge are not intended by OPRA to exceed OPRA's operating expenses associated with providing Options Information in the form of one or more consolidated high speed transmissions. This charge may be increased or decreased, depending upon the number of vendors or other persons who are required to pay it, or changes in OPRA's costs associated with the furnishing of Options Information. OPRA intends to review the Direct Access Charge at least annually, and may increase or decrease this charge from time to time on not less than 30 days prior written notice to Vendor. In the event Vendor intends to utilize Options Information other than in its capacity as a vendor as authorized under this Agreement, Vendor must complete the appropriate agreements governing such other use, and pay any additional applicable fees.

3.       AUTHORITY OF VENDOR TO UTILIZE OPTIONS INFORMATION.

                  Subject to the terms of this Agreement and applicable rules and regulations of the Securities and Exchange Commission, Vendor may retransmit or redistribute Options Information on a selective or continuous basis, and may furnish a market data or retrieval service or services with respect to Options Information whereby Professional and Nonprofessional Subscribers, authorized vendors, and other authorized persons may receive access to Options Information through interrogation or display devices and over circuits provided by Vendor, provided that in retransmitting or redistributing such information or in making such information available through a market data or retrieval service, Vendor shall not exclude information or otherwise discriminate on the basis of the market in which a transaction took place or in which a quotation was entered, and provided further that Vendor shall furnish Last Sale Reports on a

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current basis only to persons that are at the time of receipt thereof duly approved Last Sale Subscribers, and Vendor shall furnish Quotation Information on a current basis only to persons that are at the time of receipt thereof duly approved Quotation Subscribers, or in either case to approved vendors, back-up facility providers, control service providers, or other authorized persons for their use in accordance with agreements such persons have entered into with OPRA.

                  Vendor may furnish Options Information on a current basis via a (data feed) transmission only to (i) Subscribers who have entered into a Professional Subscriber Agreement and an Indirect (Vendor Pass-Through) Circuit Connection Rider, (ii) other vendors, (iii) Print News Publishers, subject to the conditions stated below, or (iv) other categories of persons authorized by OPRA to receive a data feed transmission.

                  Vendor may furnish Options Information to a person who intends to retransmit all or a portion of the information to other persons only if such person has entered into a Vendor Agreement with OPRA, except that Vendor may furnish Options Information to a Print News Publisher to the extent and subject to the conditions set forth in the following paragraph of this Section 3, and except that Vendor may furnish historical Last Sale Reports and Quotation Information to any person. For purposes of the previous sentence, Last Sale Reports that reflect transactions completed during a given trading session of an options market, and bids and offers entered in a given trading session of an options market, become "historical" upon the opening of trading in the next succeeding trading session of that same market. (E.g., reports of transactions completed in a trading session on Wednesday become historical reports from and after the opening of trading on the following Thursday.)

                  Vendor may also furnish Options Information to a Print News Publisher in the form of formatted options tables or by means of a data feed transmission or in any other format, provided that the redistribution of such information by the Print News Publisher is limited to options tables appearing in a bona fide newspaper, newsmagazine or other news publication of general circulation published on a regular schedule in print form, and provided further that Vendor shall have entered into a written agreement with the Print News Publisher, expressly for the benefit of OPRA, in which the Print News Publisher agrees that its redistribution of Options Information will be so limited and acknowledges that neither OPRA, the Processor nor any Participant guarantees the timeliness, sequence, accuracy or completeness of any Options Information, and that neither OPRA, the Processor nor any Participant shall be liable in any way to Print News Publisher for any claims or damages, consequential or otherwise, for any delays, inaccuracies, errors in, or omissions of, any Options Information, or in the transmission or delivery thereof or for any damage arising therefrom or occasioned thereby. Vendor shall provide to OPRA, in advance, a copy of every form of agreement it intends to use for this purpose.

4.       APPROVAL OF PROFESSIONAL SUBSCRIBERS.

                  OPRA shall, from time to time, furnish to Vendor the names of those persons that have been approved by OPRA as Last Sale Professional Subscribers or Quotation Professional Subscribers or both (separately identifying those Subscribers who have entered into Indirect (Vendor Pass-Through) Circuit Connection Riders), and the names of those persons that have entered into Vendor Agreements with OPRA, or are otherwise approved to receive Options

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Information. Upon receipt by Vendor of written notice from OPRA that the approval of any person to receive Options Information has been withdrawn, Vendor will promptly discontinue furnishing Last Sale Reports or Quotation Information, or both, to such person, except to the extent such person is approved to receive such information as a Nonprofessional Subscriber, and except to the extent that such information is historical information as defined in Section 3 above.

5.       APPROVAL OF NONPROFESSIONAL SUBSCRIBERS.

                  (a) Vendor shall furnish to each of its customers who desires to be approved as a Nonprofessional Subscriber a Nonprofessional Subscriber Application and Agreement in the form of Attachment C hereto or as such form may be amended by OPRA from time to time, and shall require the customer and to return the completed Application and Agreement to Vendor. Vendor, on behalf of and as agent for OPRA, shall review each Application and Agreement, and upon Vendor's determination that the Application and Agreement is complete in all material respects and that the applicant in fact meets the qualifications of a Nonprofessional Subscriber, Vendor shall approve the applicant by endorsing the completed Application and Agreement.

                  (b) A Nonprofessional Subscriber whose Application and Agreement has been approved in accordance with the foregoing shall remain a duly approved Nonprofessional Subscriber only so long as he remains in compliance with the provisions of the Application and Agreement, subject to the right of Vendor or OPRA to withdraw such approval or to terminate the Application and Agreement, as stated therein.

                  (c) In the event Vendor or OPRA determines that a previously approved Nonprofessional Subscriber does not meet the requirements for such approval (in the case of such determination by OPRA, OPRA shall furnish Vendor notification thereof), Vendor will promptly discontinue furnishing current Last Sale Reports or current Quotation Information, or both, to such person, except to the extent such person is approved to receive such information as a Professional Subscriber.

6.       NONPROFESSIONAL SUBSCRIBER FEES, ACCOUNTS, RECORDS AND REPORTS.

                  (a) For each Nonprofessional Subscriber whom it has approved and to whom it furnishes current Last Sale Reports or Quotation Information, Vendor shall pay to OPRA a monthly Nonprofessional Subscriber fee in accordance with the Fee Schedule set forth in Attachment B hereto, as the same may be amended from time to time. Such fee shall be due and payable to OPRA on the day on which Vendor initially furnishes Options Information to a new Nonprofessional Subscriber, and thereafter the fee shall be due and payable for each month, in advance, on the first day of the month. If Vendor initiates service to a new Nonprofessional Subscriber following the 15th day of any month, or if Vendor discontinues service to a Nonprofessional Subscriber on or before the 15th day of any month, that month's fee for the service so initiated or discontinued shall be 50% of the regular applicable monthly fee. If any amount due from Vendor to OPRA under this subsection 6(a) has not been paid by the 30th day after such amount is due, OPRA may impose a late payment charge for each day from and after the due date that the amount remains unpaid. The late payment charge shall be at an annual rate that does not exceed the lesser of (i) the commercial prime rate of interest as last published in The Wall Street Journal prior to the date such charge is computed plus three percent, or (ii) the maximum rate of interest permitted by applicable law.


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                  (b) For each approved Nonprofessional Subscriber to whom it furnishes Options Information, Vendor shall retain a signed original of the completed Application and Agreement and any supplements or amendments thereto. Vendor shall promptly send such notices to its Nonprofessional Subscribers and shall obtain such additional information from its Nonprofessional Subscribers as OPRA may from time to time request. All of Vendor's records pertaining to Nonprofessional Subscribers and to the computation of the Nonprofessional Subscriber fee due from Vendor to OPRA, including the required copies of completed Applications and Agreements, shall be maintained in a reasonably accessible place during the time that Vendor furnishes Options Information to such persons, and shall be preserved for at least six years after the date Vendor discontinues furnishing Options Information to such persons. Such records shall be available for inspection by duly authorized representatives of OPRA upon reasonable notice during ordinary business hours.

                  (c) Vendor shall deliver to OPRA not less than 30 days after the end of each fiscal year, and at such other time or times as OPRA may request (but not more frequently than quarterly) a report, as of the last day in the most recently completed calendar quarter, setting forth the name, residence address and the billing address of each Nonprofessional Subscriber, any different address to which Options Information is furnished, the number and types of devices through which the Nonprofessional Subscriber receives Options Information, and the calculation of the Nonprofessional Subscriber fees due from Vendor to OPRA since the period covered by the most recent prior report furnished to OPRA hereunder. Vendor shall also furnish OPRA with such additional information concerning its furnishing of Options Information to Nonprofessional Subscribers as OPRA may reasonably request. At the request of Vendor, such information shall be kept confidential by OPRA.

                  (d) The report furnished pursuant to subsection (c) above with respect to the end of Vendor's fiscal year shall be audited, at Vendor's expense, by Vendor's regular independent public accountant. The auditor's report shall be furnished to OPRA within 90 days after the end of Vendor's fiscal year.

                  (e) In the event OPRA, in its sole discretion, determines that a person has been improperly approved by Vendor as a Nonprofessional Subscriber, upon written notice of such determination to Vendor, within 20 days of receipt of such notice, Vendor shall pay to OPRA the difference between (i) the amount that would have been billed to that person at the rates applicable to Professional Subscribers since the date of his approval as a Nonprofessional Subscriber and (ii) the Nonprofessional Subscriber fees actually paid by Vendor with respect to that person; provided, however, that if Vendor demonstrates to OPRA's reasonable satisfaction that the improper approval of the Subscriber in question was the result of a good faith error of Vendor, the maximum amount that Vendor shall be required to pay to OPRA under this subsection with respect to any single Subscriber shall be the applicable Professional Subscriber fees for a period of twelve months.

7.       TRANSACTIONS EFFECTED ON OTHER EXCHANGES.

                  To the extent that rules and regulations of the SEC require the reporting of transactions or quotations involving option contracts having the same terms as Eligible Securities effected in markets other than the Participants', and to the extent that information pertaining to

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such transactions is furnished to Vendor by OPRA, Vendor agrees that it will include such information as a part of its service provided to Last Sale Subscribers or Quotation Subscribers, unless the SEC shall have granted Vendor an exemption from this requirement.

8.       DEFENSE OF SUITS - INDEMNIFICATION.

                  (a) If Vendor shall refuse to furnish Last Sale Reports or Quotation Information to any person who is not a Last Sale Subscriber or Quotation Subscriber or shall refuse to continue furnishing Last Sale Reports or Quotation Information to any person who has been terminated as a Last Sale Subscriber or Quotation Subscriber, solely by reason of having received written notice from OPRA that the approval of such person as a Subscriber has been denied or revoked, the Participants shall indemnify, hold harmless and defend Vendor from and against any and all suits or proceedings at law or in equity based on such refusal and any and all liability, loss or damages, including reasonable attorneys' fees, which Vendor shall incur as a result of such suit or proceeding, provided, however, that Vendor shall promptly notify OPRA in writing of any such suit or proceeding and the Participants shall have the sole control of the defense of any such suit or proceeding and all negotiations for the settlement or compromise thereof, but only insofar as such settlement or compromise does not impose any liability on Vendor. The obligation of a Participant to indemnify Vendor pursuant to this or the following paragraph shall survive the termination of this Agreement as to such Participant, but only to the extent of any liability arising out of action by OPRA terminating, revoking or denying the approval of any person as a Last Sale Subscriber or Quotation Subscriber occurring prior to the effective date of termination of this Agreement as to such Participant.

                  (b) In the event any suit or legal proceeding is brought to enjoin Vendor from refusing to furnish Last Sale Reports or Quotation Information to any person because the approval of such person as a Last Sale Subscriber or Quotation Subscriber has been denied or revoked by OPRA, Vendor shall at once inform OPRA of such suit or proceeding. Upon the receipt of any such notice by OPRA, the Participants shall have the right to intervene in such suit in the name of Vendor, and/or through counsel of their choice to assume the defense of the action on behalf of Vendor, and the Participants shall indemnify and hold Vendor harmless from and against any and all loss, liability and expense out of or resulting from such suit.

                  (c) In case any one or more of the Participants institutes any suit or proceeding to enjoin any person not entitled to receive Options Information from obtaining or using the same, Vendor will, in all reasonable respects, cooperate with and assist such Participants in such suit or proceeding, provided Vendor is reimbursed for its actual expenses in connection therewith.

9.       PROTECTION OF OPTIONS INFORMATION.

                  Vendor agrees to use its best efforts to prevent unauthorized persons from obtaining Options Information through its equipment or facilities. In the event OPRA or Vendor has reason to believe any Options Information is so being obtained by unauthorized persons, Vendor agrees to use its best efforts to ascertain the source from which, and the manner in which, the same is being obtained and to promptly inform OPRA fully with respect thereto. Upon reasonable notice to Vendor, an authorized representative of OPRA shall be permitted to inspect Vendor's equipment and facilities used in connection with the dissemination or

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retransmission of Options Information; provided, however, that this right of inspection shall extend only so far as may be necessary to insure compliance by Vendor with the provisions of this Agreement and shall not require Vendor to divulge any confidential or proprietary information concerning its equipment or facilities.

10.      NO WARRANTY AS TO OPTIONS INFORMATION.

                  OPRA, the Processor or any Participant does not guarantee the timeliness, sequence, accuracy or completeness of any Options Information, and OPRA, the Processor or any Participant shall not be liable in any way to Vendor or to any Subscriber or to any other person whatsoever for any claims or damages, consequential or otherwise, which may arise out of any obligation of OPRA, the Processor or such Participant under this Agreement, or for any delays, inaccuracies, errors in, or omissions of, any Options Information, or in the transmission or delivery thereof or for any damage arising therefrom or occasioned thereby.

11.      PROPRIETARY RIGHTS OF PARTICIPANTS.

                  Last Sale Reports and Quotation Information are the property of the Participant on whose floor the respective transactions took place or the quotations were entered, and no Participant shall be deemed to have waived any of its proprietary interests therein as a result of furnishing the same to Vendor.

12.      DISCLOSURE BY VENDOR.

                  Vendor agrees to maintain at all times on a current basis, a list of all persons to whom Vendor is furnishing Last Sale Reports and/or Quotation Information, and to provide a full, complete and current copy of such list (or changes from the previous version of the list) to OPRA not less frequently than monthly. For each person included in the list who receives Options Information on terminals or other devices furnished by or under the control of Vendor, Vendor shall report the number of devices on which such person currently receives Options Information.

                  At such reasonable times as OPRA shall request, Vendor agrees to provide OPRA with a description in reasonable detail of the services furnished by Vendor pertaining to Options Information, including a description of the various components of such services, the form and nature of the information made available through such services, identification of the persons to whom Vendor provides such services, a description of the equipment used in providing such services and the manner in which Vendor's equipment serves to furnish such services (but without disclosing any of Vendor's trade secrets or adversely affecting its proprietary interests in its equipment) and the nature of any sales literature used by Vendor in marketing its equipment or services. At the request of Vendor, such information shall be kept confidential by OPRA.

13. ALTERATION OR CESSATION OF TRANSMISSION OF LAST SALE REPORTS OR QUOTATION INFORMATION.

                  Nothing herein shall be deemed to prevent, or restrict in any manner whatsoever, the exercise by the Participants of their rights, without any notice and without any liability to Vendor or to any other person, to furnish, or to contract with any other person to furnish, Last Sale Reports or Quotation Information by any means whatever, or to attach devices or equipment

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of any design or manufacture to circuits carrying Last Sale Reports or Quotation
Information, including devices or equipment designed or manufactured by any Participant or any other person, whether or not competitive with the service or equipment furnished by Vendor, on such terms and conditions as OPRA may determine. OPRA may, upon compliance with any applicable requirements of the Securities Exchange Act of 1934 (including any affirmative action by the SEC, if required), (a) make such changes in the speed of transmission or other characteristics of the electrical signals representing the Last Sale Reports or Quotation Information as OPRA may from time to time determine (whether or not such changes would require changes to be made by Vendor in its service or equipment), (b) discontinue furnishing Last Sale Reports or Quotation
Information to Vendor, or (c) discontinue circuits carrying Last Sale Reports or Quotation Information provided, however, that OPRA agrees to give Vendor as much prior notice as is practicable under the circumstances (but in any event not less than sixty days unless Vendor agrees to a shorter period of notice) of any such action. The schedule of fees and charges pertaining to Options Information may be changed by OPRA on not less than 30 days notice.

14.      NO ENDORSEMENT BY OPRA.

                  Vendor shall not represent, and shall not cause or permit any other person to represent, either directly or indirectly, that all or any part of its service is sponsored, endorsed or approved by any Participant or by OPRA.

15.      PATENT INDEMNITY.

                  Vendor hereby agrees to indemnify, hold harmless and defend each Participant and each Affiliate of a Participant from and against any and all suits, proceedings at law or in equity, and any and all liability, loss or damages, including reasonable attorneys' fees, arising out of, or in connection with any claim by any person that the use of Vendor's equipment infringes any United States patent or violates any property right; provided, however, that Vendor shall be notified promptly in writing of any such suit; and Vendor shall have the sole control of the defense of any such suit or proceeding and all negotiations for the settlement or compromise thereof, but only insofar as such settlement or compromise does not impose any liability on any Participant or any affiliate thereof.

16.      EFFECTIVENESS OF AGREEMENT - TERMINATION.

                  This Agreement shall become effective as of the date set forth on the first page hereof, and shall thereupon supersede and cancel any and all previous agreements between the Vendor and any of the Participants providing for the furnishing by such Participant of Last Sale Reports or Quotation Information to the Vendor, or for the attachment of display devices to the circuits carrying such information. Following its effectiveness, this Agreement shall continue in effect until terminated as herein provided.

                  Upon compliance with any applicable requirements of the Securities Exchange Act of 1934 (including any affirmative action by the SEC, if required), either the Vendor or OPRA may terminate this Agreement on not less than thirty days prior written notice to the other; the provisions of Section 15 hereof shall survive the termination of this Agreement.


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                  In the event a Participant, upon compliance with any
applicable requirements of the Securities Exchange Act of 1934 (including any affirmative action by the SEC, if required), shall withdraw from the Plan, this Agreement shall be deemed to have terminated with respect to such Participant effective as of the date of such withdrawal.

                  Notwithstanding the withdrawal by any one or more of the Participants from the Plan, this Agreement shall remain in effect as between the remaining Participants in the Plan and the Vendor, unless and until terminated as herein provided, and on or following any such withdrawal the term "Participant" and "Participants" as used herein shall refer only to the remaining Participants in the Plan.

17.      ARBITRATION.

                  Any dispute or controversy between the parties hereto relating to the breach or alleged breach of this Agreement shall be promptly submitted to Arbitration in New York, New York in accordance with the rules of the American Arbitration Association then obtaining and judgment upon any award rendered may be entered in any court having jurisdiction. Solely for the purposes hereof, each of the parties hereto hereby submits to the jurisdiction of the courts of the State of New York.

18.      ASSIGNMENT OF AGREEMENT.

                  The Vendor shall not assign this Agreement in whole or in part without the prior written consent of the OPRA, except to a successor corporation upon merger or consolidation of the Vendor, or to a corporation acquiring all or substantially all of the property, assets and business of the Vendor. Subject to the foregoing restriction, this Agreement shall bind and inure to the benefit of the assignees and successors of the parties hereto.

19.      MOST FAVORED PROVISION.

                  If Participants shall enter into any agreement with any other person providing for such other person acting as a vendor to have access to Last Sale Reports or Quotation Information and such agreement contains terms and/or conditions more favorable to such other person than the terms and conditions of this Agreement applicable to Vendor, OPRA shall promptly notify Vendor thereof and, at Vendor's request, shall amend this Agreement to include substantially the same terms and conditions as are included in such other agreement.

20.      NEW PARTICIPANTS.

                  Each new Participant, as a condition to its becoming a party to the Plan, shall be required to subscribe in writing to the terms and conditions of this Agreement and to authorize OPRA to take action on its behalf in respect to this Agreement.

21.      NOTICES

                  All notices, bills, consents or requests required or authorized to be given hereunder shall be deemed sufficiently given if in writing and sent by registered mail to OPRA at


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                  Options Price Reporting Authority
                  400 South LaSalle Street, 6th Floor
                  Chicago, Illinois 60605

and in the case of Vendor



                  Attention:

22.      INTEGRATION; MODIFICATION.

                  (a) This Agreement constitutes the entire agreement between the parties relating to the furnishing of Last Sale Reports or Quotation Information to Vendor and the use thereof as permitted hereunder.

                  (b) No modification of this Agreement shall be valid unless set forth in writing and executed by the parties hereto.

23.      GOVERNING LAW.

                  This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois. The respective rights and obligations of the parties to this Agreement shall be subject to any applicable provisions of the Securities Exchange Act of 1934 (as amended) and any rules and regulations promulgated thereunder.

24.      HEADINGS.

                  Section headings used in this Agreement are for convenience in reference only and shall not affect the meaning or construction hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or duly authorized agents on the day and year first above written.

FIRST INTERNATIONAL FINANCIAL CORP.        OPTIONS PRICE REPORTING AUTHORITY --
                                           AMERICAN STOCK EXCHANGE, INC.
----------------------------------
[Name of Vendor]
                                           CHICAGO BOARD OPTIONS EXCHANGE,
By /s/ Brad Gunn                           INCORPORATED
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                          (Title)          NEW YORK STOCK EXCHANGE, INC.
                         PRESIDENT
                                           PACIFIC STOCK EXCHANGE INCORPORATED

                                           PHILADELPHIA STOCK EXCHANGE, INC.


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                                           By /s/

                                               Executive Director


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                                                                    ATTACHMENT B

                        OPTIONS PRICE REPORTING AUTHORITY
                                  FEE SCHEDULE
                          (EFFECTIVE SEPTEMBER 1, 1996)

                              DESCRIPTION                                     BASIC SERVICE(1)           FCO SERVICE(1)
Professional Subscriber Information Fee                                  See separate Professional Subscriber Fee Schedule
                                                                         attached as Exhibit A to Professional Subscriber
                                                                         Agreement

Non-Professional Subscriber Information Fee:  A monthly fee payable by      $2.00 per                  N/A
every vendor that furnishes Options Information to any nonprofessional      nonprofessional
subscriber                                                                  subscriber

Direct Access Charge:  A monthly fee payable by every person that has       $750                       $150
been authorized by OPRA to receive Options Information via the consolidated high-speed service from OPRA's processor.  This charge includes one primary and one backup circuit connection at the processor. Additional circuit connections are available at a monthly charge of $100 per connection.

Redistribution Fee:  A monthly fee payable by every vendor that             $1,500                     $300
redistributes Options Information to any person, whether on a current or delayed basis, except that this fee shall  not apply to a vendor whose redistribution of Options Information is limited solely to
"historical" Options Information, as that term is defined in the Vendor
Agreement.

Subscriber Indirect Access Fee:  A monthly fee payable by every             $600                       $100
subscriber that receives indirect access to Options Information via a high speed line or other bulk (data feed) transmission from an OPRA vendor. This fee shall not apply to a subscriber that receives a data feed transmission on a single, stand-alone computer for the sole purpose of providing a single-screen display of Options Information for the subscriber's internal use, or to a subscriber whose access and entitlement to Options Information received via a data feed
transmission is controlled by an authorized Control Service Provider or by the vendor furnishing the data feed transmission.

Control Service Fee:  A monthly fee payable by every authorized control     $2,800                     N/A
service provider that offers a market information electronic data control service to OPRA


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
subscribers and in connection therewith has entered into a Data Control Service Agreement with OPRA.

Voice-Synthesized Market Data Service Fee:  A  monthly fee payable by       $50 per port, or $0.02     $10 per port, or
every vendor or subscriber that offers a voice-synthesized market data      per "quote packet"         $0.005 per "quote
service for each active simultaneously accessible port of the                                          packet"
voice-synthesized computer facility of the vendor or subscriber through which such service is furnished. Alternatively, vendor may elect in writing to pay a usage-based fee for each "quote packet" consisting of any one or more of the following values: last sale, bid/ask, and related market data for a single series of options or a related index accessed over vendor's Voice-Synthesized Market Data Service, as an alternative to the port charge described above. All inquiries shall be counted for purposes of calculating the usage-based fee, except that requests for "historical" information shall not be subject to charge.
For this purpose, market information derived from a given trading day of an options market becomes "historical" upon the opening of trading on the next succeeding trading day of that market.

Dial-up Market Data Service Utilization Fee:  A monthly fee, payable in     $50 per port, or $0.02     $10 per port, or
arrears, based on the peak number of ports of vendor's computer             per "quote packet"         $0.005 per "quote
simultaneously used to provide service during the month for which the                                  packet"
charge is assessed.  Alternatively, vendor may elect in writing to pay a usage-based fee for each "quote packet" consisting of any one or more of the following values: last sale, bid/ask, and related market data for a single series of options or a related index accessed over vendor's Dial-up Market Data Service, as an alternative to the port charge described above. All inquiries shall be counted for purposes of calculating the usage-based fee, except that requests for "historical"
information shall not be subject to charge.  For this purpose, market information derived from a given trading day of an options market becomes "historical" upon the opening of trading on the next succeeding trading day of the market.

Radio Paging Service Fee:  A monthly fee, payable in arrears by every       $1 per device, or          No Charge
vendor that offers a radio paging market data service, for each text        $0.02 per "quote
display paging device enabled to receive the service provided by the        packet"
vendor or by a radio paging company that receives options market data from the vendor. Alternatively, vendor may elect in writing to pay a usage-based fee for each "quote packet" consisting of any one or more of the following values: last sale, bid/ask, and


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
related market data for a single series of options or a related indexed accessed over vendor's Radio Paging Service, as an alternative to the device charge described above. All inquiries shall be counted for purposes of calculating the usage-based fee, except that requests for "historical" information shall not be subject to charge.
For this purpose, market information derived from a given trading day of an options market becomes "historical" upon the opening of trading on the next succeeding trading day of that market.


------------------------------------

(1) OPRA's basic service does not include data pertaining to foreign currency options; this data is provided by the FCO Service.

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                        OPTIONS PRICE REPORTING AUTHORITY
                             SUBSCRIBER FEE SCHEDULE
                            (EFFECTIVE MARCH 1, 1997)

                                BASIC SERVICE(1)
                    DEVICE-BASED PROFESSIONAL SUBSCRIBER FEE

                  Subscriber shall pay a monthly fee based upon the number of electronic display or interrogation devices maintained by Subscriber that are capable of displaying or reporting OPRA's Basic Service. The monthly charge per device shall be as follows:

        NUMBER OF DEVICES        MEMBER(2)           NON-MEMBER
              1 -   9             $23.00               $24.00
             10 -  29              14.00                19.00
             30 -  99              11.00                19.00
            100 - 749              11.00                12.75
               750+                 9.00                12.75

                   ENTERPRISE RATE PROFESSIONAL SUBSCRIBER FEE

                  As an alternative to the Device-based Professional Subscriber Fee, OPRA's Enterprise Rate Professional Subscriber Fee is available to those Subscribers that are members or associate members in good standing of one or more of the exchanges that are parties to the OPRA Plan, and that elect to pay Subscriber Fees at the Enterprise Rate by signing the Enterprise Rate Amendment to the Subscriber Agreement. The Enterprise Rate Subscriber Fee is a monthly fee based on the number of a Subscriber's registered representatives based in the United States, its territories and possessions as reported by the NASD, subject to adjustment in accordance with the Enterprise Rate Amendment to the Subscriber Agreement. The monthly fee shall be determined as follows:

              NUMBER OF REGISTERED              MONTHLY FEE PER
               REPRESENTATIVES           REGISTERED REPRESENTATIVE
                 1 - 20,000                       $10.00(3)
                 over 20,000                      $ 7.50

------------------

(1) OPRA's Basic Service does not include last sale and quotation information pertaining to foreign currency options. Subscribers who have access to FCO information are subject to a separate FCO Service subscriber fee.

(2) To be entitled to the Member Rate, a subscriber must certify that it is a member or associate member in good standing of one or more of the exchanges that are parties to the OPRA Plan. Member Rate Fees are discounted by 2% for members who preauthorize payment by electronic funds transfer through an automated clearinghouse system.

(3)      Subject to minimum monthly fee of $2,000 per firm.

                                   FCO SERVICE
                                 SUBSCRIBER FEE

                  Subscriber shall pay a monthly fee based upon the number of electronic display or interrogation devices maintained by Subscriber that are capable of displaying or reporting OPRA's FCO Service. The monthly charge per device shall be as follows:

          NUMBER OF DEVICES           FEE
               1                      $3.00
               2 -   9                 2.50
              10 - 749                 2.00
               750+                    1.50



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                                                                    Attachment C

OPTIONS PRICE REPORTING AUTHORITY

              NONPROFESSIONAL SUBSCRIBER APPLICATION AND AGREEMENT
     (LAST SALE AND QUOTATION INFORMATION FOR PERSONAL NONBUSINESS USE ONLY)

TO:
     --------------------------------------------

     --------------------------------------------

     --------------------------------------------
     (Name and Address of Vendor)

                  The undersigned ("Applicant") hereby applies to the Vendor named above ("Vendor") for approval as a Nonprofessional Subscriber to receive for personal nonbusiness use current options last sale information and current options quotation information (the "Information") published by the Options Price Reporting Authority ("OPRA") pursuant to a Plan declared effective by the Securities and Exchange Commission. In reviewing and approving this Application and Agreement, Vendor is authorized to act on behalf of the OPRA participants, which are those national securities exchanges and associations who, from time to time, are parties to said Plan. Applicant acknowledges that all representations and agreements made herein and all payments made hereunder are for the benefit of the OPRA participants.

                  For the purpose of this Application and Agreement, Applicant hereby represents and agrees as follows (type or print all answers; attach separate sheets if necessary):

          1.      Applicant's full name and residence address:

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  -------------------------------------------------------------

         2. Name and address of Applicant's employer(s) and/or Applicant's other business address(es):

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

         3. Location where the Information is to be received by Applicant (state "Portable" if Information is to be received on portable equipment):

                  -------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------


         4. A description of the equipment to be used by Applicant in receiving the Information (identify number and types of devices; include mfr. and model no. if available):

                  -------------------------------------------------------------


         5. As a condition of being approved as a Nonprofessional Subscriber, Applicant represents and agrees that the following statements are and will continue to be true for so long as Applicant receives Information as a Nonprofessional
                  Subscriber:

                  (a) Applicant is making this Application and Agreement in his or her own individual capacity and not on behalf of a firm, corporation, partnership, trust or association.

                  (b) Applicant shall use the Information solely in connection with his or her individual personal investment activities and not in connection with any trade or business activities.

                  (c) Applicant shall receive the Information only at the location and via the equipment identified in items 3 and 4 above, and shall not furnish the Information to any other person.

                  (d) Applicant is not a securities broker-dealer, investment advisor, futures commission merchant, commodities introducing broker or commodity trading advisor, member of a securities exchange or association or futures contract market, or an owner, partner, or associated person of any of the foregoing.

                  (e) Applicant is not employed by a bank or an insurance company or an affiliate of either to perform functions related to securities or commodity futures investment or trading activity.

         6. For the privilege of receiving the Information, Applicant agrees to pay to Vendor for the benefit of the OPRA participants the OPRA Nonprofessional Subscriber Fee in such amount and at such times as shall be established by OPRA from time to time, plus any applicable federal, state or local taxes. This Fee shall be in addition to any charges imposed by Vendor. OPRA shall provide notice to Vendor of any change in this Fee not less than 30 days prior to the effectiveness of such change. Vendor shall be responsible for notifying its Nonprofessional Subscribers of all Fee changes.

         7. Applicant acknowledges that the Information is and shall remain the property of the respective exchange or other market on which a reported transaction took

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
                  place or a reported quotation was entered, and Applicant shall make no use of the Information except in compliance with the terms of this Application and Agreement.

         8. DISCLAIMER OF LIABILITY -- NEITHER OPRA NOR ANY OPRA PARTICIPANT GUARANTEES THE TIMELINESS, SEQUENCE, ACCURACY OR COMPLETENESS OF ANY OF THE OPTIONS LAST SALE PRICES, QUOTATION INFORMATION, OR OTHER MARKET INFORMATION SUPPLIED TO APPLICANT HEREUNDER AND NEITHER OPRA NOR ANY OPRA PARTICIPANT SHALL BE LIABLE IN ANY WAY TO APPLICANT OR TO ANY OTHER PERSON, FOR ANY DELAYS, INACCURACIES, ERRORS IN OR OMISSIONS OF, ANY OF THE INFORMATION OR THE TRANSMISSION THEREOF, OR FOR ANY DAMAGES ARISING THEREFROM OR OCCASIONED THEREBY OR BY REASON OF NONPERFORMANCE OR INTERRUPTION OF ANY OF THE OPTIONS LAST SALE PRICES, QUOTATION INFORMATION OR OTHER MARKET INFORMATION SUPPLIED TO APPLICANT FOR ANY CAUSE WHATEVER.

         9. Applicant's privilege of receiving the Information hereunder may be terminated by Applicant or by Vendor upon 30 days written notice from the terminating party to the other party, and shall be terminated immediately at any time that Vendor or OPRA determines that Applicant is not in compliance with this Application and Agreement or that any of Applicant's representations herein are not true. Upon a determination by Vendor or OPRA that Applicant received access to Information as a Nonprofessional Subscriber during any period when Applicant did not meet the qualifications for such access, within 30 days of receipt of written notice of such determination Applicant shall pay to OPRA the full amount of OPRA's Professional Subscriber fee for the period during which Applicant had access to the Information, less Applicant's Nonprofessional Subscriber fees for such period actually received by OPRA.

         10. Nothing herein shall be deemed to prevent or restrict any OPRA Participant from discontinuing to furnish options last sale information or quotation information for dissemination nor to restrict OPRA from making such changes in the speed of transmission, the characteristics of the electrical signals representing the Information or the manner of disseminating the same, as OPRA shall from time to time determine to be appropriate; but in the event of any such discontinuance or change, OPRA shall give such notice thereof to Vendor as is reasonable under the circumstances.

         11. Applicant agrees to inform Vendor promptly in writing at its address set forth above of any changes in the information provided herein and to furnish Vendor any additional information requested by it in connection with Applicant's receipt of the information.


                                                -------------------------------



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                                               (Applicant's Signature)

                                               --------------------------------
                                               (Type or Print Applicant's Name)

APPROVED:
          -------------------------------
                      Vendor

By:
         --------------------------------
Dated:
         --------------------------------



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